UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 28, 2003
(Date of Report)

Network Commerce Inc.
(Exact Name of Registrant as Specified in its Charter)

Washington	0-26707	91-1628103
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

411 First Avenue South
Suite 200 N
Seattle, WA 98104
(Address of Principal Executive Offices, including zip)

(206) 223-1996
(Registrant's Telephone Number, including area code)

Item 5. Other Events and Regulation FD Disclosure

As previously disclosed, Network Commerce Inc., a Washington corporation ("Network Commerce"), is currently in Chapter 11 bankruptcy proceedings in the United States Bankruptcy Court for the Western District of Washington ("Bankruptcy Court"), Case No. 02-23396.

On February 28, 2003, the Bankruptcy Court entered two orders approving two settlements of patent infringement lawsuits being pursued by Network Commerce. The settlement agreements, which were entered into on December 17, 2002 and January 27, 2003, were contingent upon the approval of the Bankruptcy Court. As a result of these settlements the bankruptcy estate of Network Commerce is entitled to receive a total of $350,000.  Pursuant to the Bankruptcy Court orders, these settlement funds, once received, shall be held in trust by Cairncross & Hempelmann, P.S., the law firm representing Network Commerce in its bankruptcy case, with the alleged attorneys' liens of Perkins Coie LLP attaching to such settlement proceeds, pending a further order of the Bankruptcy Court resolving the extent, validity and priority of Perkins Coie LLP's liens.

Regardless of this action and any other actions taken while in Chapter 11, Network Commerce continues to believe that the total proceeds of any or all sales or liquidation of its business and assets will not be sufficient to satisfy fully the claims of its creditors. Accordingly, Network Commerce believes that its equity has no value and that its existing shareholders will not receive any distributions on account of their shares of common stock in connection with the resolution of the bankruptcy case.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 7, 2003.                                                NETWORK COMMERCE INC.

                                                                                By: /s/ N. Scott Dickson                                                                                         N. Scott Dickson
                                                                                      Chief Executive Officer and
                                                                                      Chief Financial Officer